CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 27 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated January 30, 1998, relating to the financial statements and financial highlights of Prudential Government Securities Trust; Money Market Series, U.S. Treasury Money Market Series, and Short-Intermediate Term Series, which appear in such Statement of Additional Information, and to the incorporation by reference of our reports into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Custodian, Transfer and Dividend Disbursing Agent and Independent Accountants" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectus.



/s/PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
January 30, 1998